UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   January 1, 2005

      CENTRAL VERMONT PUBLIC SERVICE CORPORATION
(Exact name of registrant as specified in its charter)

Vermont (State of other jurisdiction of incorporation)	1-8222 (Commission File Number)	03-0111290 (IRS Employer Identification No.)

       77 Grove Street, Rutland, Vermont               05701

(Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code (802) 773-2711

                                      N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
       (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

            At a meeting of the Central Vermont Public Service Corporation ("CVPS") Board of Directors held on December 6, 2004, the CVPS Board of Directors approved changes to the Deferred Compensation Plan for Officers and Directors (the "Plan") in response to the American Jobs Creation Act of 2004 ("Jobs Act"). The Jobs Act imposes new restrictions on certain deferred compensation. The CVPS Board of Directors directed management to amend the Plan to reflect those required changes with an effective date of January 1, 2005. The required changes directly affecting the Plan are: (1) a payment cannot be accelerated from a prior election; (2) a payment that is delayed from a prior election (e.g., change from lump sum to annual payments) cannot begin prior to five years from the scheduled commencement date indicated by the prior election; (3) stock option gains can no longer be deferred; and (4) amounts under $10,000 can be cashed out upon termination of the participant without the participant's consent. In addition, the CVPS Board of Directors authorized a permissive change to the lump sum payout feature. If a participant's total account balance is less than $10,000 (previously $5,000), the payment will automatically be paid as a lump sum. Finally, to the extent that the Internal Revenue Service (the "IRS") issues regulations and/or guidance that require additional changes to be made to the Plan, the CVPS Board of Directors authorized the officers of CVPS to take such action and to execute such documents as may be necessary or appropriate in order to comply with the Jobs Act and the IRS requirements.

Forward-Looking Statements Statements contained in this report that are not historical fact are forward-looking statements intended to qualify for the safe-harbors from liability established by the Private Securities Reform Act of 1995. Statements made that are not historical facts are forward-looking and, accordingly, involve estimates, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

By	/s/ Joan F. Gamble Joan F. Gamble, Vice President, Strategic Change and Business Services

January 6, 2005